Exhibit 10.13



                                  Form of Note

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

                           CONVERTIBLE PROMISSORY NOTE

$_______                                                      _______ __, 200_
                                                            New York, New York

      For value received CEDRIC KUSHNER PROMOTIONS, LTD., a New York corporation ("PAYOR" or the "COMPANY") promises to pay to [PURCHASER], or its assigns ("HOLDER") the principal sum of $[AMOUNT] with interest on the outstanding principal amount at the rate of 10% per annum, compounded annually based on a 365-day year. Interest shall commence with the date hereof and shall continue on the outstanding principal until paid in full. Principal and accrued interest shall be due on or before the earlier to occur of (i) January 31, 2003 or (ii) an Event of Default (as defined below) (each, the "MATURITY DATE").

      1. All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to accrued interest and thereafter to principal.

      2. If there shall be any Event of Default hereunder, Payor shall pay all reasonable attorneys' fees and court costs incurred by Holder in enforcing and collecting this Note, and this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an Event of Default:

            (a) Payor fails to pay (i) timely the principal amount due under this Note on the date the same becomes due and payable or (ii) any accrued interest or other amounts due under this Note within three (3) business days following the date the same becomes due and payable;

            (b) Payor files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

             (c)An involuntary petition is filed against Payor (unless such petition is dismissed or discharged within sixty (60) days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Payor; or

            (d) The Payor shall after any required notice thereunder and after the expiration of applicable grace periods (i) default in the repayment of any principal of or the payment of any interest on any indebtedness, or (ii) breach or violate any term or provision of any promissory note, loan agreement, mortgage, indenture or other evidence of such indebtedness, if the effect of such breach is to permit the acceleration of such indebtedness.

      4. Payor hereby waives demand, notice, presentment, protest and notice of dishonor.

      5. Upon the closing of the Merger Agreement by and among Cedric Kushner Boxing, Inc., the Company, Zenascent, Inc. ("Zenascent"), Cedric Kushner and James DiLorenzo, all principal and interest due on this Note shall be converted into shares of common stock, par value $.001 per share (the "Zenascent Common Stock"), of Zenascent at a conversion price equal to the Fair Market Value (as hereinafter defined) of the Zenascent Common Stock. "Fair Market Value" shall mean the average of the five (5) lowest closing bid prices of the Zenascent Common Stock during twenty-two (22) trading days immediately preceding date of the closing of the Merger Agreement; provided, however, that the Fair Market Value shall not be lower than $0.68 or higher than $1.00.

      6. The terms of this Note shall be construed in accordance with the laws of the State of New York, as applied to contracts entered into by New York residents within the State of New York, which contracts are to be performed entirely within the State of New York.

      7. Any term of this Note may be amended or waived with the written consent of Payor and Holder.

                                    CEDRIC KUSHNER PROMOTIONS, LTD.



                                    By:
                                        --------------------------------------
                                          Cedric Kushner, President